COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU


                            ARTICLES OF INCORPORATION *
                                       OF
                         FIRST WEST CHESTER CORPORATION


                In compliance with the requirements of the Business Corporation Law, approved the fifth day of May, A.D., 1933, as amended, the undersigned, desiring to be incorporated as a business corporation, does hereby certify:

                                    Article 1
                                    ---------

                The name of the Corporation is: First West Chester Corporation

                                   Article 2
                                   ---------

                The location and post office address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is: Nine North High Street, West Chester, Pennsylvania 19380.

                                   Article 3
                                   ---------

                The Corporation is incorporated under the Business Corporation law of the Commonwealth of Pennsylvania for the following purposes: To engage in and do any lawful act concerning all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the Commonwealth of Pennsylvania.

                                   Article 4
                                   ---------

                The term for which the Corporation is to exist is perpetual.

                                   Article 5
                                   ---------

                The aggregate number of shares of capital stock which the Corporation shall have authority to issue is (10,000,000) shares of common stock with a par value of $20.00 per share.

* Restated to include the amendment there to approved by stockholders on March 16, 1999.

                                   Article 6
                                   ---------

                A. The provisions of this Article 6 shall apply to any of the following transactions (hereinafter referred to as "Business Combinations"):

                    (1) any merger or  consolidation  of the  Corporation or any subsidiary of the Corporation with or into any other corporation, person or other entity which is the owner or beneficial owner, directly or indirectly, of 20% or more of the outstanding voting securities of the Corporation; or

                    (2) any sale or lease or exchange or other  disposition  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting securities of the Corporation; or

                    (3) any sale or lease or exchange or other  disposition  (in one transaction or a series of related transactions) to the Corporation or any subsidiary of the Corporation of any agents having an aggregate fair market value equal to or greater than ten (10%) percent of the Corporation's consolidated stockholders' equity as of the date thereof in exchange for voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) of the Corporation or any subsidiary of the Corporation by any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting securities of the Corporation; or

                    (4) any reclassification of securities,  recapitalization or other transactions designed to decrease the numbers of hollers of the Corporation's voting securities remaining after any other corporation, person or other entity has acquired 20% or more of the outstanding voting securities of the Corporation. A corporation, person or other entity (other than the Corporation or any subsidiary of the Corporation) which is the beneficial owner, directly or indirectly, of 20% or more of the Corporation's outstanding voting securities (taken together as a single class) is herein referred to as the "Acquiring Entity".

                B. Notwithstanding the fact that by law or by agreement with a national securities exchange or otherwise, no vote, or a lesser vote, of shareholders may be specified or required, the affirmative vote of the holders of at least seventy-five (75%) percent of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class) shall be required to approve any Business Combination or any plan or proposal for the liquidation or dissolution of the Corporation which would require or permit a distribution of any surplus remaining after payment of all debts and liabilities o the Corporation to the shareholders in accordance with their respective rights and preferences.

                C. Notwithstanding the foregoing, if three-fourths (3/4) of the entire Board of Directors (or if there is a person or persons serving on the Board other than Continuing Directors (as hereinafter defined); in which event this requirement shall be for three-fourths (3/4) of the Continuing Directors ) recommends in favor of acceptance of Business Combination or a plan of liquidation or dissolution described in paragraph B of this Article 6, the Board may waive the provisions above requiring a greater percentage of shareholder vote and the same may be effected upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class). If any provision herein requiring a 75% shareholder approval is finally judicially determined invalid, then a Business Combination or plan of liquidation or dissolution must be approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class). A "Continuing Director" shall mean a person who was a member of the Board of Directors of the Corporation elected prior to the date as of which any Acquiring Entity acquired in excess of twenty (20%) percent of the Corporation's outstanding voting securities (taken together as a single class), or a person designated (before his initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

                                   Article 7
                                   ---------

                Any amendment, alteration, change or repeal of these Articles of Incorporation or the By-Laws of the Corporation shall require the affirmative vote of the holders of at least seventy-five (75%) percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken as a single class); provided, however, that this
Article 7 shall not apply to, and such seventy-five (75%) percent vote shall not be required for, and the affirmative vote or a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class) shall be required for, any amendment, alteration, change or repeal recommended to the stockholders by three-fourths (3/4) of the entire Board of Directors (or if there is a person or persons serving on the Board other than Continuing Directors, by three-fourths (3/4) of the Continuing Directors). If any of the foregoing provisions are finally judicially determined to be invalid, then these Articles of Incorporation and the By-Laws of the Corporation may only be amended, altered, changed or repealed by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class).

                                   Article 8
                                   ---------

                The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed from time to time by the Board of Directors of the Corporation. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III Directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of Directors, the term of office of each class shall be three years; provided, however, that the term of office of the initial Class I Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1985; the term of office of the initial Class II Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1986; the term of office of the initial Class III Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1987, so that, after the expiration of each such initial term, the terms of office of one class of Directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election of the Directors by the shareholders of the Corporation held during and after 1984, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed. A Director must be a shareholder of the Corporation. If a vacancy occurs on the Board of Directors of the Corporation after the first annual election of Directors for the class in which such Director sits, a majority of the remaining Directors shall have the exclusive power to fill the vacancy by electing a Director to hold office for the unexpired term in respect of which the vacancy occurred.

                                   Article 9
                                   ---------

                The shareholders of this Corporation shall not be permitted to cumulate their votes for the election of directors.

                                   Article 10
                                   ----------

                The  Corporation   shall  indemnify  its  officers,   directors,
employees and agents of the Corporation and its subsidiaries to the extent set forth in the By-Laws of the COrporation.

                                   Article 11
                                   ----------

                The name and post office address of the incorporators and the number and class of shares subscribed by him is:

                                                                  Number of and
Name                           Address                           Class of Shares
----                           -------                           ---------------

David B. Harwi             3800 Centre Square West                       1
                           Philadelphia, PA  19102                    Common

                IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 7th day of March 1984.

                                                        /s/ DAVID B. HARWI(SEAL)
                                                        ------------------------
                                                            David B. Harwi